                                                                    Exhibit 23.2

                                [AA Letterhead]

                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this Post-Effective Amendment No. 4 to Registration Statement No. 333-66953.

/s/ Arthur Andersen LLP

New York, New York

September 13, 1999